EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 25, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of SonomaWest Holdings, Inc. and Subsidiary on Form 10-K for the fiscal year ended June 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of SonomaWest Holdings, Inc. on Forms S-8 (File No. 033-70870, File No. 333-84295, and File No. 333-101755.



GRANT THORNTON LLP

San Francisco, California
September 24, 2004